RESTATED ARTICLES OF INCORPORATION
                               OF
                     SOVEREIGN BANCORP, INC.


     FIRST.  The name of the Corporation is Sovereign Bancorp,
Inc.

     SECOND. The location and post office address of the Corporation's registered office in this Commonwealth is 1130 Berkshire Boulevard, Wyomissing, Berks County, Pennsylvania
19610.

     THIRD. The Corporation was incorporated on March 24, 1987, under the provisions of the Business Corporation Law, the Act approved May 5, 1933, P.L. 364, as amended (the "Pennsylvania Business Corporation Law"). The purpose of the Corporation is and it shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under such Law.

     FOURTH. The term of the Corporation's existence is perpetual.

     FIFTH. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 107,500,000 shares, divided into two classes consisting of 100,000,000 shares of common stock without par value ("Common Stock") and 7,500,000 shares of preferred stock, having such par value as the board of directors shall fix and determine, as provided in Article SIXTH below ("Preferred Stock").

     SIXTH. The Preferred Stock may be issued from time to time as a class without series or, if so determined by the board of directors of the Corporation, either in whole or in part, in one or more series. There is hereby expressly granted to and vested in the board of directors of the Corporation authority to fix and determine (except as fixed and determined herein), by resolution, the par value, voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including specifically, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of Preferred Stock (or the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof. Prior to the issuance of any shares of Preferred Stock, a statement setting forth a copy of each such resolution or resolutions and the number of shares of Preferred Stock of each such class or series shall be executed and filed in accordance with the Pennsylvania Business Corporation Law. Unless otherwise provided in any such resolution or resolutions, the number of shares of capital stock of any such class or series so set forth in such resolution or resolutions may thereafter be increased or decreased (but not below the number of shares then outstanding), by a statement likewise executed and filed setting forth a statement that a specified increase or decrease therein had been authorized and directed by a resolution or resolutions likewise adopted by the board of directors of the Corporation. In case the number of such shares shall be decreased, the number of shares so specified in the statement shall resume the status they had prior to the adoption of the first resolution or resolutions.

     SEVENTH. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation. No shareholder shall be entitled to cumulate any votes for the election of directors.

     EIGHTH. The management, control and government of the Corporation shall be vested in a board of directors consisting of not less than six (6) nor more than twenty-five (25) members in number, as fixed by the board of directors of the Corporation from time to time. The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each Class shall be as nearly equal in number as possible. If the number of Class I, Class II or Class III directors is fixed for any term of office, it shall not be increased during that term, except by a majority vote of the board of directors. The term of office of each Class shall be three (3) years, so that the term of office of one class of directors shall expire each year when their respective successors have been duly elected by the shareholders and qualified. At each annual election by the shareholders of the Corporation, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed. If, for any reason, a vacancy occurs on the board of directors of the Corporation, a majority of the remaining directors shall have the exclusive power to fill the vacancy by electing a director to hold office for the unexpired term in respect of which the vacancy occurred. No director of the Corporation shall be removed from office, as a director, by the vote of shareholders, unless the votes of shareholders cast in favor of the resolution for the removal of such director constitute at least a majority of the votes which all shareholders would be entitled to cast at an annual election of directors.

     NINTH.  [Intentionally omitted.]

     TENTH. No holder of any class of capital stock of the Corporation shall have preemptive rights, and the Corporation shall have the right to issue and to sell to any person or persons any shares of its capital stock or any option, warrant or right to acquire capital stock, or any securities having conversion or option rights without first offering such shares, rights or securities to any holder of any class of capital stock of the Corporation.

     ELEVENTH. Except as set forth below, the affirmative vote of shareholders entitled to cast at least 80 percent (80%) of the votes which all shareholders of the Corporation are entitled to cast, and if any class of shares is entitled to vote as a separate class, the affirmative vote of shareholders entitled to cast at least a majority of the votes entitled to be cast by the outstanding shares of such class (or such greater amount as required by the provisions of these Articles of Incorporation establishing such class) shall be required to approve any of the following:

          (a) any merger or consolidation of the Corporation with or into any other corporation;

          (b) any share exchange in which a corporation, person or entity acquires the issued or outstanding shares of capital stock of the Corporation pursuant to a vote of shareholders;

          (c) any sale, lease, exchange or other transfer of all, or substantially all, of the assets of the Corporation to any other corporation, person or entity; or

          (d) any transaction similar to, or having similar effect as, any of the foregoing transactions,

if, in any case, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon, such other corporation, person or entity is the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation issued, outstanding and entitled to cast five percent (5%) or more of the votes which all shareholders of the Corporation are then entitled to cast.

     If any of the transactions identified above in this Article ELEVENTH is with a corporation, person or entity that is not the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation issued, outstanding and entitled to cast five percent (5%) or more of the votes which all shareholders of the Corporation are then entitled to cast, then the affirmative vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall be required to approve any such transaction. An affirmative vote as provided in the foregoing provisions shall, to the extent permitted by law, be in lieu of the vote of the shareholders otherwise required by law.

     The board of directors of the Corporation shall have the power and duty to determine, for purposes of this Article ELEVENTH, on the basis of information known to the board, if and when such other corporation, person or entity is the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation issued, outstanding and entitled to cast five percent (5%) or more of the votes which all shareholders of the Corporation are then entitled to cast, and/or if any transaction is similar to, or has an effect similar to, any of the transactions identified above in this Article ELEVENTH. Any such determination shall be conclusive and binding for all purposes of this Article ELEVENTH. The Corporation may voluntarily completely liquidate and/or dissolve only in accordance with all applicable laws and only if the proposed liquidation and/or dissolution is approved by the affirmative vote of shareholders entitled to cast at least 80 percent (80%) of the votes which all shareholders are entitled to cast. The provisions of this Article ELEVENTH shall not apply to any transaction which is approved in advance by 66-2/3 percent (66-2/3%) of the members of the board of directors of the Corporation, at a meeting duly called and held.

     TWELFTH.  [Intentionally omitted.]

     THIRTEENTH. No action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of the shareholders of the Corporation to consent in writing to action without a meeting is specifically denied. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum of shareholders at any annual or special meeting of shareholders of the Corporation.

     FOURTEENTH. The authority to make, amend, alter, change or repeal the By-Laws of the Corporation is hereby expressly and solely granted to and vested in the board of directors of the Corporation, subject always to the power of the shareholders to change such action by the affirmative vote of shareholders of the Corporation entitled to cast at least 66-2/3 percent (66-2/3%) of the votes which all shareholders are entitled to cast, except that Article Eight of the By-Laws of the Corporation relating to limitations on directors' liabilities and indemnification of directors, officers and others may not be amended to increase the exposure to liability for directors or to decrease the indemnification of directors, officers and others except by the affirmative vote of 66-2/3 percent (66-2/3%) of the entire board of directors or by the affirmative vote of shareholders of the Corporation entitled to cast at least 80 percent (80%) of the votes which all shareholders are entitled to cast.

     FIFTEENTH. The board of directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation,
(b) merge or consolidate the Corporation with another corporation, (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, or (d) engage in any transaction similar to, or having similar effects as, any of the foregoing transactions, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation the social and economic effects of the proposed transaction on the depositors, employees, suppliers, customers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located, the business reputation of the other party, and the board of directors' evaluation of the then value of the Corporation in a freely negotiated sale and of the future prospects of the Corporation as an independent entity.

     SIXTEENTH. If any corporation, person, entity, or group becomes the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation having the right to cast in the aggregate 25 percent (25%) or more of all votes entitled to be cast by all issued and outstanding shares of capital stock of the Corporation entitled to vote, such corporation, person, entity or group shall within thirty (30) days thereafter offer to purchase all shares of capital stock of the Corporation issued, outstanding and entitled to vote. Such offer to purchase shall be at a price per share equal to the highest price paid for shares of the respective class or series of capital stock of the Corporation purchased by such corporation, person, entity or group within the preceding twelve months. If such corporation, person, entity or group did not purchase any shares of a particular class or series of capital stock of the Corporation within the preceding twelve months, such offer to purchase shall be at a price per share equal to the fair market value of such class or series of capital stock on the date on which such corporation, person, entity or group becomes the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation having the right to cast in the aggregate 25 percent (25%) or more of all votes entitled to be cast by all issued and outstanding capital stock of the Corporation. Such offer shall provide that the purchase price for such shares shall be payable in cash. The provisions of this Article SIXTEENTH shall not apply if 80 percent (80%) or more of the members of the board of directors of the Corporation approve in advance the acquisition of beneficial ownership by such corporation, person, entity or group, of shares of capital stock of the Corporation having the right to cast in the aggregate 25 percent (25%) or more of all votes entitled to be cast by all issued and outstanding shares of capital stock of the Corporation. The provisions of this Article SIXTEENTH shall be in addition to and not in lieu of any rights granted under Section 910 of the Pennsylvania Business Corporation Law and any amendment or restatement of such section ("Section 910"); provided, however, that if the provisions of this Article SIXTEENTH and Section 910 are both applicable in any given instance, the price per share to be paid for shares of capital stock of the Corporation issued, outstanding and entitled to vote shall be the higher of the price per share determined in accordance with this Article SIXTEENTH or the price per share determined in accordance with the provisions of Section 910.

     SEVENTEENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Articles of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon shareholders and directors herein are hereby granted subject to this reservation; provided, however, that the provisions set forth in Articles SEVENTH, EIGHTH, ELEVENTH and THIRTEENTH through FIFTEENTH, inclusive, of these Articles of Incorporation may not be repealed, altered or amended, in any respect whatsoever, unless such repeal, alteration or amendment is approved by either (a) the affirmative vote of shareholders of the Corporation entitled to cast at least 80 percent (80%) of the votes which all shareholders of the Corporation are then entitled to cast or (b) the affirmative vote of 80 percent (80%) of the members of the board of directors of the Corporation and the affirmative vote of shareholders of the Corporation entitled to cast at least a majority of the votes which all shareholders of the Corporation are then entitled to cast.

                           APPENDIX I

                     SOVEREIGN BANCORP, INC.

              RESOLUTION OF THE BOARD OF DIRECTORS
               ADOPTED ON SEPTEMBER 19, 1989, AND
  FILED WITH THE SECRETARY OF THE COMMONWEALTH OF PENNSYLVANIA
             DEPARTMENT OF STATE ON OCTOBER 16, 1989

     TERMS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK


          RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation by the Articles of Incorporation, the Board of Directors does hereby provide for the issue of a series of Preferred Stock, without par value, of the Corporation, to be designated "Series A Junior Participating Preferred Stock" (hereinafter referred to as the "Series A Preferred Stock" or "this Series"), initially consisting of 25,000 shares, and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series A Preferred Stock are not stated and expressed in the Articles of Incorporation, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Articles of Incorporation shall be deemed to have the meanings provided therein):

          1. Designation and Amount. The designation of the series of Preferred Stock created by this resolution shall be "Series A Junior Participating Preferred Stock" and the number of shares constituting such Series is Twenty-Five Thousand (25,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities of the Corporation convertible into shares of this Series.

          2.   Dividends.

               (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of this Series with respect to dividends, the holders of shares of this Series shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on April 1, July 1, October 1, and January 1 of each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of this Series, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Stock or a subdivision of the outstanding Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of this Series. In the event the Company shall at any time after September 19, 1989 (the "Rights Declaration Date") declare any dividend on the Common Stock payable in Common Stock, subdivide the outstanding Common Stock, or combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of this Series were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Stock outstanding immediately after such event and the denominator of which is the number of Common Stock that were outstanding immediately prior to such event.

               (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (C)  Dividends shall begin to accrue and be
cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of this Series, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of this Series entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of this Series in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of this Series entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than days prior to the date fixed for the payment thereof.

          3.   Voting Rights.  The holders of shares of Series A
Preferred Stock shall have the following voting rights:

               (A)  Subject to the provision for adjustment
hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of Common Stock outstanding immediately after such event and the denominator of which is the number of Common Stock that were outstanding immediately prior to such event.

               (B) Except as otherwise provided herein, in any other resolutions creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

               (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          4.   Certain Restrictions.

               (A)  Whenever quarterly dividends or other
dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                    (i)  declare or pay dividends, or make any
     other distributions, on any shares of stock ranking junior
     (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                    (ii)  declare or pay dividends, or make any
     other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (iii)  redeem or purchase or otherwise
     acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                    (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (B)  The Corporation shall not permit any
subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Sock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other resolutions creating a series of Preferred Stock or any similar stock or as otherwise required by law.

          6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (B) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          7. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          8.   No Redemption.  The shares of Series A Preferred
Stock shall not be redeemable.

          9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

          10. Amendment. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                           APPENDIX II

                     SOVEREIGN BANCORP, INC.

              RESOLUTION OF THE BOARD OF DIRECTORS
             ADOPTED ON MAY 9, 1995, AND FILED WITH
       THE SECRETARY OF THE COMMONWEALTH OF PENNSYLVANIA,
               DEPARTMENT OF STATE ON MAY 15, 1995


TERMS OF 6-1/4% CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES B

          RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation by the Articles of Incorporation, the Board of Directors does hereby provide for the issue of a series of Preferred Stock, without par value, of the Corporation, to be designated "6-1/4% Cumulative Convertible Preferred Stock, Series B" (hereinafter referred to as the "Series B Preferred Stock" or "this Series"), initially consisting of 2,000,000 shares, and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series B Preferred Stock are not stated and expressed in the Articles of Incorporation, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Articles of Incorporation shall be deemed to have the meanings provided therein):

          1. Designation and Amount. The designation of the series of Preferred Stock created by this resolution shall be "6-1/4% Cumulative Convertible Preferred Stock, Series B" and the number of shares constituting such Series is Two Million (2,000,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding.

          2.   Dividends.

               (a) The holders of record of Series B Preferred Stock shall be entitled to receive, as and if declared by the Board of Directors of the Corporation, out of any funds legally available for the purpose, cumulative cash dividends on each share of Series B Preferred Stock in the amount of 6-1/4% per annum (calculated as a percentage of the liquidation preference applicable to the Series B Preferred Stock as provided herein). Dividends shall accrue from the date of original issuance and shall be payable, as and if declared by the Board of Directors, on February 15, May 15, August 15, and November 15 of each year, commencing August 15, 1995. Each such dividend shall be paid to the holders of record of shares of Series B Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be a date not more than 30 days nor less than 10 days preceding the dividend payment date, as shall be fixed by the Board of Directors of the Corporation.

               (b) If there shall be outstanding shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series B Preferred Stock, the Corporation, in making any dividend payment on account of arrears on the Series B Preferred Stock or such other series of Preferred Stock, shall make payments ratably upon all outstanding shares of Series B Preferred Stock and such other series of Preferred Stock in proportion to the respective amounts of dividends in arrears upon all such outstanding shares of Series B Preferred Stock and such other series of Preferred Stock to the date of such dividend payment.

               (c)  No interest, or sum of money in lieu of
interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

               (d) Dividends payable on the Series B Preferred Stock for any period less than a full quarterly dividend period, and for any portion of the initial dividend period occurring prior to August 15, 1995, shall be computed on the basis of a 360-day year of four 90-day quarters and the actual number of days elapsed in the period for which payable.

          3.   Redemption.

               (a) The Corporation, at its option, may redeem shares of the Series B Preferred Stock, in whole or in part, at any time or from time to time, at a redemption price as set forth below, plus accrued and unpaid dividends thereon to the date fixed for redemption:

          If Redeemed During the Twelve Months       Redemption
                 Beginning May 15,                      Price

1998 .............................................     $52.188
1999 .............................................      51.075
2000 .............................................      51.563
2001 .............................................      51.250
2002 .............................................      50.938
2003 .............................................      50.625
2004 .............................................      50.313
2005 and thereafter...............................      50.000

Notwithstanding the foregoing, no shares of Series B Preferred
Stock shall be redeemed hereunder prior to May 15, 1998.

          If the Corporation shall redeem shares of Series B Preferred Stock pursuant to this subparagraph (a), notice of such redemption shall be mailed by first-class mail, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (a) the redemption date; (b) the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (c) the redemption price; (d) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of the Series B Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. If less than all the outstanding shares of Series B Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series B Preferred Stock are to be deemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series B Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) in any method determined by the Corporation in its sole discretion to be equitable.

               (b) In no event shall the Corporation redeem or purchase any shares of Series B Preferred Stock pursuant to this
Section 4 unless full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Series B Preferred Stock, or any other series of Preferred Stock then outstanding ranking on a parity with or prior to the Series B Preferred Stock as to dividends, for all past dividend periods, and unless all matured obligations of the Corporation with respect to all sinking funds, retirement funds or purchase funds for all series of Preferred Stock then outstanding have been met.

               (c)  All shares of Series B Preferred Stock
redeemed by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be reissued by the Corporation as shares of one or more series of Preferred Stock other than Series B Preferred Stock.

          4.   Conversion Rights.

               (a) The holder of any share or shares of Series B Preferred Stock shall have the right, at any time, to convert any shares of Series B Preferred Stock (except any share of Series B Preferred Stock which shall have been called for redemption pursuant to the provisions hereof, the conversion right with respect thereto shall terminate on the close of business of the date fixed for redemption) into fully paid and non-assessable shares of the Common Stock of the Corporation, at a conversion rate of 4.752 shares of Common Stock for each share of Series B Preferred Stock, subject to adjustment as hereinafter provided. The conversion right herein granted shall be exercised by the surrender of a certificate or certificates for Series B Preferred Stock to be so converted at the office of any transfer agent for the Series B Preferred Stock, at any time during its usual business hours, together with written notice that the holder elects to convert the same, or a stated number of shares thereof, which notice shall state the name or names (with addresses) in which the certificate or certificates of Common Stock shall be issued. Every such notice of election to convert shall constitute a contract between the holder of such Series B Preferred Stock and the Corporation, whereby such holder shall be deemed to subscribe for the amount of Common Stock which he will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription (and any cash adjustment to which he may be entitled), to surrender such Series B Preferred Stock and to release the Corporation from all obligation on the shares to be converted and whereby the Corporation shall be deemed to agree that the surrender of such shares and the extinguishment of obligation thereon shall constitute full payment for the Common Stock so subscribed for and to be issued upon such conversion.

               (b)  As promptly as practicable after the
conversion of any Series B Preferred Stock and the payment in cash of any amount required by paragraph (h) of this Section 4, the Corporation shall deliver or cause to be delivered to or upon the written order of the holder of such Series B Preferred Stock certificates representing the number of shares of Common Stock issuable upon such conversion, issued in such name or names as such holder shall have directed, together with cash in respect of any fractional interest in a share of Common Stock issuable upon such conversion and, if only a part of such Series B Preferred Stock is converted, a certificate or certificates for the unconverted shares of Series B Preferred Stock. Such conversion shall be deemed to have been made at the close of business on the day of surrender of the Series B Preferred Stock for conversion, and the rights of the holder of such stock as a Series B Preferred Shareholder, in respect of the stock surrendered for conversion, shall cease at such time and the person or persons in whose name or names the certificates for such shares are to be issued shall be treated for all purposes as having become the record holder or holders of Common Stock at such time and such conversion shall be at the conversion rate in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the Corporation shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open and such conversion shall be at the conversion rate in effect at the opening of business on such next succeeding day.

          If the last day for the exercise of the conversion is a legal holiday in the city in which the transfer agent to which shares are presented for conversion is located, then such conversion right may be exercised (at the conversion rate in effect on such last day) upon the next succeeding day not in such city a legal holiday.

               (c) No payment or adjustment shall be made upon any conversion in respect of dividends accrued and unpaid on the Series B Preferred Stock to the date of conversion or in respect of any dividends on the Common Stock issued upon such conversion.

               (d)  The conversion rate shall be subject to
adjustment from time to time as follows:

                    (i)  In case the Corporation shall at any
     time (A) pay a dividend or make a distribution on shares of its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (B) subdivide or reclassify its outstanding shares of Common Stock into a greater number of securities (including shares of Common Stock), or (C) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares (including shares of Common Stock), the conversion rate in effect immediately prior thereto shall be adjusted so that the holder of record of any shares of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of the Corporation which he would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series B Preferred Stock been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination; provided, however, that in the event no record date is specified for any dividend, such adjustment shall become effective on the payment date for such dividend. If, as a result of an adjustment made pursuant to this subparagraph (i), the holder of any Series B Preferred Stock thereafter converted shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors of the Corporation (whose determination shall be conclusive) shall determine the allocation of the adjusted conversion rate between or among shares of such classes of capital stock.

     In the event that any time, as a result of an adjustment made to this subparagraph (i), the holder of any Series B Preferred Stock thereafter converted shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, thereafter the number of such other shares so received upon conversion of any Series B Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this paragraph 4(d), and other provisions of this Section 4 with respect to the shares of Common Stock shall apply on like term to any such other shares or other securities.

                    (ii)  In case the Corporation shall fix a
     record date for the issuance of rights or warrants to all holders of its Common Stock (or securities convertible into Common Stock) entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock at a price per share (or a conversion price per share) less than the current market price per share of Common Stock (as defined in subparagraph (iv) below) at such record date, the conversion rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the conversion rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible), and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered (or the aggregate initial conversion price of the convertible securities so offered) would purchase at such current market price. Such adjustment shall be made successively whenever such a record date is fixed, and become effective immediately after such record date; provided, however, that, in the event no record date is fixed, such adjustment shall be made successively and shall become effective on the distribution date. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such shares, there shall be taken into account any consideration received by the Corporation for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Corporation. Common Stock owned by or held for the account of the Corporation or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment required under this subparagraph (ii).

                    (iii)  In case the Corporation shall fix a
     record date for making a distribution to all holders of its Common Stock evidences of its indebtedness or assets (excluding regular quarterly or other periodic or recurring cash dividends or distributions and cash dividends or distributions paid from retained earnings or referred to in subparagraph (i) above) or rights or warrants to subscribe or purchase (excluding those referred to in subparagraph (ii) above), then in each such case the conversion rate shall be adjusted so that the same shall equal the rate determined by multiplying the conversion rate in effect immediately prior to such record date by a fraction of which the numerator shall be the current market price (as defined in subparagraph (iv) below) per share of the Common Stock on such record date, and the denominator of which shall be such current market price per share of Common Stock, less the then fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed and shall become effective immediately after such record date. Notwithstanding the foregoing, in the event that the Corporation shall distribute any rights or warrants to acquire capital stock ("Rights") pursuant to this subparagraph (iii), the distribution of separate certificates representing such Rights subsequent to their initial distribution (whether or not such distribution shall have occurred prior to the date of the issuance of such Series B Preferred Stock) shall be deemed to be the distribution of such Rights for purposes of this subparagraph (iii); provided that the Corporation may, in lieu of making any adjustment pursuant to this subparagraph (iii) upon a distribution of separate certificates representing such Rights, make proper provision so that each holder of such Series B Preferred Stock who converts such Series B Preferred Stock (or any portion thereof) (A) before the record date for such distribution of separate certificates shall be entitled to receive upon such conversion shares of Common Stock issued with Rights and
     (B) after such record date and prior to the expiration, redemption or termination of such Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the same number of such rights as would a holder of the number of shares of Common Stock that such Series B Preferred Stock so converted would have entitled the holder thereof to purchase in accordance with the terms and provisions of and applicable to the Rights if such Series B Preferred Stock were converted immediately prior to the record date for such distribution; provided, however, that, in the event no record date is fixed, such adjustment shall be made successively and shall become effective on the distribution date. Common Stock owned by or held for the account of the Corporation or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment required under this subparagraph (iii).

                    (iv)  For the purpose of any computation
     under subparagraph (ii) and (iii) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the thirty consecutive business days commencing forty-five business days before the day in question. The closing price for any day shall be (A) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price (regular way), or the average of the closing bid and ask prices, if no sale occurred, of Common Stock on the principal securities exchange on which the Common Stock is listed, (B) if not listed as described in (A) but if quoted on the Nasdaq Stock Market (formerly the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System) the last sale price, or the average of the closing bid and ask prices, if no sale occurred, of Common Stock on the Nasdaq Stock Market, (C) if not quoted as described in clause (B), the mean between the closing high bid and low asked quotations of Common Stock on the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system or automated dissemination of quotations of securities prices then in common use, if so quoted, or (D) if not quoted as described in clauses (B) or (C), the mean between the high bid and low asked quotations for Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for common stock on at least 5 of the 10 preceding days. If none of the conditions set forth above is met, the closing price of Common Stock on any day or the average of such closing prices for any period shall be the fair market value of Common Stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Corporation.

                    (v)  A.   Nothing contained herein shall be
          construed to require an adjustment in the conversion rate as a result of the issuance of Common Stock pursuant to, or the granting or exercise of any rights under, the Corporation's Dividend Reinvestment and Stock Purchase Plan, the Corporation's Employee Stock Purchase Plan, the Corporation's Stock Option Plan or any successor or similar plans providing for the purchase of shares of Common Stock by the Corporation's shareholders or employees at a price not less than 90% of the "average market price" during the "pricing period" as such terms, or equivalent terms, are defined in, and as calculated pursuant to, such plans from time to time.

                         B.   In addition, no adjustment in the
          conversion rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this subparagraph (v)(B) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; further provided, however, that any adjustments which by reason of this subparagraph (v)(B) are not otherwise required to be made shall be made no later than 3 years after the date on which occurs an event that requires an adjustment to be made or carried forward.

                         C.   All calculations under this
          Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 4 to the contrary notwithstanding, the Corporation shall be entitled to make such increases in the conversion rate, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its shareholders shall not be taxable.

                    (vi) In any case in which this paragraph (d) provides that an adjustment shall become effective after a record date for an event, the Corporation may defer until the occurrence of such event (A) delivering to the holder of any Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of stock deliverable upon such conversion by reason of the adjustment required by such event over and above the Common Stock deliverable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (a), provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's rights to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment. If such event does not occur, no adjustments shall be made pursuant to this paragraph (d).

               (e) No fractional shares of stock shall be issued upon the conversion of any Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered. Instead of any fractional share of stock which would otherwise be issuable upon conversion of any Series B Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the closing price per share of Common Stock on the business day which immediately precedes the day of conversion. The closing price for such business day shall be (A) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price (regular way), or the average of the closing bid and ask prices, if no sale occurred, of Common Stock on the principal securities exchange on which the Common Stock is listed, (B) if not listed as described in (A) but if quoted on the Nasdaq Stock Market (formerly the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System) the last sale price, or the average of the closing bid and ask prices, if no sale occurred, of Common Stock on the Nasdaq Stock Market,
(C) if not quoted as described in clause (B), the mean between the closing high bid and low asked quotations of Common Stock on the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system or automated dissemination of quotations of securities prices then in common use, if so quoted, or (D) if not quoted as described in clauses (B) or (C), the mean between the high bid and low asked quotations for Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for common stock on at least 5 of the 10 preceding days. If none of the conditions set forth above is met, the closing price of Common Stock on any day or the average of such closing prices for any period shall be the fair market value of Common Stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Corporation.

               (f) In case of any of the following shall occur while any Series B Preferred Stock is outstanding: (i) any reclassification or change of the outstanding shares of Common Stock deliverable upon conversion of the Series B Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, but including any change in the shares of Common Stock into two or more classes or series of securities); or (ii) any consolidation or merger to which the Corporation is a party (other than a consolidation or a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination in, the outstanding shares of Common Stock issuable upon conversion of the Series B Preferred Stock); or (iii) any sale or conveyance to another corporation of the properties and assets of the Corporation as an entirety or substantially as an entirety; then the Corporation, or such successor or purchasing corporation, as the case may be, shall make appropriate provision in its charter or otherwise so that the holders of the Series B Preferred Stock then outstanding shall have the right at any time thereafter to convert such Series B Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such Series B Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such provision shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 4. The above provisions of this paragraph (f) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

               (g) The Corporation will at all times reserve and keep available out of its authorized but unissued or treasury stock, solely for the purpose of issue upon conversion of the Series D Preferred Stock as provided in this Section 4, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock.

               (h) The issuance of certificates for shares of Common Stock upon conversion of Series B Preferred Stock shall be made without charge to the converting shareholder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the name of, or in such name or names as may be directed by, the holder of the Series B Preferred Stock converted. However, if any such certificate is to be issued in a name other than that of the holder of the converted Series B Preferred Stock, the Corporation shall not be required to issue or deliver any stock certificate or certificates unless and until the holder has paid to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

               678 Whenever the conversion rate then in effect is adjusted as herein provided, the Corporation shall mail to each holder of the Series B Preferred Stock at such holder's address as it shall appear on the books of the Corporation a statement setting forth the adjusted conversion rate, then and thereafter effective under the provisions hereof together with the facts, in reasonable detail, upon which such adjustment is based.

               (j) In case any of the following shall occur while any Series B Preferred Stock is outstanding: (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock other than in cash out of its current or retained earnings; or (ii) other than pursuant to the shareholder or employee plans, or any successor plans, in accordance with paragraph (d)(v)(A) above, the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights or warrants; or (iii) any reclassification or change of the outstanding shares of Common Stock deliverable upon conversion of the Series B Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, but including any changes in the shares of Common Stock into two or more classes or series of securities); or any consolidation or merger to which the Corporation is a party (other than a consolidation or a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination in, the outstanding shares of Common Stock issuable upon conversion of the Series B Preferred Stock); or (iv) any sale or conveyance to another corporation of the properties and assets of the Corporation as an entirety or substantially as an entirety; or (v) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then the Corporation shall mail to each holder of Series B Preferred Stock at such holder's address as it shall appear on the books of the Corporation, at least fifteen days prior to the applicable record date hereinafter specified, a notice stating (x) the record date for such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, dissolution, liquidation or winding up. No failure to mail such notice or any defect therein or in the mailing thereof shall affect the legality or validity of any such transaction or any adjustment in the conversion rate or conversion price required by this Section 4.

          5.   Voting.  (a)   Except as hereinafter in this
Section 5 expressly provided or as otherwise required by law, the Series B Preferred Stock shall have no voting power.

               (b) Whenever and as often as dividends payable on any share or shares of the Preferred Stock of the Corporation at the time outstanding shall be accumulated and unpaid in an amount equivalent to or exceeding six quarterly dividends (whether or not declared and whether or not consecutive), the number of directors constituting the full Board of Directors shall be increased by two in the manner prescribed by law and the Articles of Incorporation and Bylaws of the Corporation and the holders of record of the Preferred Stock of all series shall thereafter have the right, voting noncumulatively separately as a single class, to elect two directors to the Board of Directors. In any election of directors, the holders of Series B Preferred Stock shall be entitled to cast one vote per share.

               (c) At any time when the right of holders of Series Stock to elect two additional directors shall have so vested, the Corporation may, and upon the written request of the holders of record of not less than 10% of the Series B Preferred Stock then outstanding (or 10% of all Preferred Stock having the right to vote for such directors in case holders of shares of other series of Preferred Stock shall also have the right to elect directors in such circumstances) shall, call a special meeting of holders of such Series B Preferred Stock (and other series of Preferred Stock, if applicable) for the election of directors. In the case of such a written request, such special meeting shall be held within 60 days after the delivery of such request, and, in either case, at the place and upon the notice provided by law and in the Bylaws of the Corporation; except that the Corporation shall not be required to call such a special meeting if the request is received less than 120 days before the date fixed for the next ensuing annual meeting of shareholders of the Corporation. At all meetings of shareholders at which holders of Preferred Stock shall be entitled to vote for directors as a single class, the holders of a majority of the outstanding shares of each class or series of capital stock of the Corporation having the right to vote as a single class shall be necessary to constitute a quorum, whether present in person or by proxy, for the election by that class or series of its designated directors. Directors to be elected by shareholders voting as a class shall be elected by the vote of at least a plurality of votes cast by such shareholders present in person or proxy at the meeting.

               (d) The two directors elected as provided in this subsection shall serve until the next annual meeting of shareholders of the Corporation at which directors of the class in which such directors are serving are to be elected and until their respective successors shall be elected and qualified or the earlier expiration of their terms as provided in this subsection. No such director may be removed without the vote or consent of holders of a majority of the shares of Series B Preferred Stock (or holders of a majority of shares of Preferred Stock having the right to vote in the election of such director in case holders of shares of other series of Preferred Stock shall also have the right to elect such director). In case any vacancy shall occur among the directors elected by such shareholders voting as a class, such vacancy may be filled by the remaining director so elected, or his successor then in office, and the director so elected to fill such vacancy shall serve for the unexpired term of the director for which the vacancy is being filled.

               (e)  Such voting rights of the holders of
Preferred Stock as a single class, once effective, shall continue only until all arrears in dividends (whether or not declared) on the Preferred Stock shall have been paid or declared and set apart for payment at which time the right of the Preferred Stock to vote as a single class for the election of directors, as herein set forth, shall terminate.

               (f)  The consent of the holders of at least
two-thirds of the number of shares of Preferred Stock at the time outstanding, given in person or by proxy, either in writing or at a meeting of stockholders at which the holders of the Preferred Stock shall vote separately as a class without regard to series, the holders of shares of Series B Preferred Stock being entitled to cast one vote per share thereon, shall be necessary for effecting or validating:

                    (i)  any change in the Articles of
     Incorporation or Bylaws of the Corporation which would materially and adversely alter or change the preferences, privileges, rights or powers given to the holders of the Preferred Stock, provided, that if one or more but not all series of Preferred Stock at the time outstanding are so affected, only the consent of the holders of at least two-thirds of each series so affected, voting separately as a class, shall be required; or

                    (ii)  the issuance of any shares of any other
     class of stock of the Corporation ranking prior to the Preferred Stock.

     The term "ranking prior to the Preferred Stock" shall mean and include all shares of stock of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or an involuntary liquidation, dissolution or winding up of the corporation, are given preference over the rights of the holders of the Preferred Stock.

          6. Liquidation Rights. (a) In the event of any liquidation, dissolution or winding up of the Corporation, voluntary or involuntary, the holders of all shares of Series B Preferred Stock shall be entitled to be paid in full out of the assets of the Corporation available for distribution to shareholders, before any distribution of assets shall be made to the holders of Common Stock or of any other shares of stock of the Corporation ranking as to any such distribution junior to the Series B Preferred Stock, an amount equal to $50 per share plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for payment of such distribution. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series B Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the Series B Preferred Stock are not paid in full, the holders of the Series B Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Series B Preferred Stock of the full preferential amounts provided for in this Section 6, the holders of the Series B Preferred Stock shall be entitled to no further participation in any distribution of assets by the Corporation.

               (b) None of the following shall be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this section:

                    (i)  a consolidation or merger of the
     Corporation with or into any other corporation;

                    (ii)  a merger of any other corporation into
     the Corporation;

                    (iii)  a reorganization of the Corporation;

                    (iv)  the purchase or redemption of all or
     part of the outstanding shares of any class or classes of the Corporation;

                    (v) a sale or transfer of all or any part of its assets;

                    :\DM  a share exchange to which the
     Corporation is a party; or

                    (vii)  a division of the Corporation.

          7. Limitation on Dividends on Junior Stock. So long as any Series B Preferred Stock shall be outstanding, the Corporation shall not declare any dividends on the Common Stock of the Corporation or any other stock of the Corporation ranking as to dividends or distribution of assets junior to the Series B Preferred Stock (the Common Stock and any such other stock being herein referred to as "Junior Stock"), or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Corporation, other than Junior Stock (such dividends, payments, setting apart and distributions being herein called "Junior Stock Payments"), unless all of the conditions set forth in the following subsections A and B shall exist at the date of such declaration in the case of any such dividend, or the date of such setting apart in that case of any such fund, or the date of such payment or distribution in the case of any other Junior Stock Payment:

                    A.   Full cumulative dividends shall have
     been paid or declared and set apart for payment upon all outstanding shares of Preferred Stock other than Junior
     Stock.

                    B.   The Corporation shall not be in default
     or in arrears with respect to any sinking or other analogous fund or any call for tenders, obligation or other agreement for the purchase, redemption or other retirement of any shares of Preferred Stock other than Junior Stock.